Exhibit 10.9

FIRST AMENDMENT TO

AMENDED AND RESTATED GAS GATHERING AGREEMENT

[LAKE ARLINGTON]

This First Amendment to Amended and Restated Gas Gathering Agreement (this “Amendment”) is entered into as of September 29, 2009, between Quicksilver Resources Inc. (“Producer”), and Cowtown Pipeline Partners L.P. (“Gatherer”).

RECITALS

A. Producer and Gatherer, as assignor of Cowtown Pipeline L.P., are parties to that certain Amended and Restated Gas Gathering Agreement (the “Lake Arlington Agreement”), dated August 18, 2008 but effective as to deliveries commencing September 1, 2008 (the “Effective Date”), and covering the gathering of natural gas produced from Producer’s wells in the Lake Arlington area, Tarrant County, Texas.

B. Producer and Gatherer are also parties to that certain Sixth Amended and Restated Gas Gathering and Processing Agreement dated effective September 1, 2008 (the “Processing Agreement”), covering the gathering and processing of natural gas produced by Producer in eight counties in the Fort Worth Basin in Texas, including Tarrant County.

C. The parties intended for the Lake Arlington Agreement to be in lieu of and replace the Processing Agreement to the extent of the natural gas produced and gathered in the Lake Arlington area, and inadvertently omitted a sentence from Section 17.1 of the Lake Arlington Agreement (pertaining to unprofitable operations) that had previously been agreed upon by Gatherer and Producer as reflected in Section 19.1 of the Processing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and benefits herein contained, Producer and Gatherer hereby amend and correct the Lake Arlington Agreement to add the following sentence to the end of Section 17.1, Unprofitable Operations and Rights of Termination:

“In the event that Gatherer refuses to gather the Gas for a period of sixty (60) consecutive days causing Producer’s well(s) to be shut-in, Producer shall have the option, exercised solely at its discretion, to terminate the Agreement in its entirety insofar and only insofar as it pertains to Gas produced from the affected well(s) by providing to Gatherer thirty (30) days’ advance written notice of such termination.”

Except as amended by this First Amendment, which shall be effective as of the Effective Date, the terms and provisions of the Lake Arlington Agreement are and shall remain in full force and effect.

EXECUTED as of the date first written above.

PRODUCER:		GATHERER:

Cowtown Pipeline Partners L.P.

Quicksilver Resources Inc.		By:	Quicksilver Gas Services Operating GP LLC, its general partner

By:	/s/ Jeff Cook
Name:	Jeff Cook	By:	/s/ Thomas F. Darden
Its:	Executive Vice President	Name:	Thomas F. Darden
		Its:	President and CEO

First Amendment,

Lake Arlington Gathering Agreement

2